Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

July 10, 2003

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

Re:                               Hexcel Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Hexcel Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $125,000,000 aggregate principal amount of the Company’s 9.875% Senior Secured Notes due 2008 (the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) by the Company of the Exchange Notes for a like principal amount of the Company’s issued and outstanding 9.875% Senior Secured Notes due 2008 (the “Original Notes”), as contemplated by the Exchange and Registration Rights Agreement, dated as of March 19, 2003 (the “Exchange and Registration Rights Agreement”), by and among the Company, the Guarantors (as defined below), Goldman, Sachs & Co. and Fleet Securities, Inc.  The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of March 19, 2003 (the “Indenture”), between the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Trustee”). The Exchange Notes are to be guaranteed pursuant to Notations of Guarantee (the “Guarantees”) executed by Clark-Schwebel Holding Corp., Clark-Schwebel Corporation, CS-Tech Fab Holding, Inc. and Hexcel Pottsville Corporation, each a Delaware corporation (collectively, the “Guarantors”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the Registration Statement on Form S-4 relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”);

(ii)                                  an executed copy of the Exchange and Registration Rights Agreement;

(iii)                               an executed copy of the Indenture;

(iv)                              the Restated Certificate of Incorporation of the Company, as amended to date and certified by the Secretary of State of the State of Delaware;

(v)                                 the Certificate of Incorporation of each of the Guarantors, as amended to date and certified by the Secretary of State of the State of Delaware;

(vi)                              the Amended and Restated By-Laws of the Company, certified by the Assistant Secretary of the Company, as currently in effect;

(vii)                           the By-Laws of each of the Guarantors, certified by the respective Assistant Secretaries of the Guarantors, as currently in effect;

(viii)                        certain resolutions adopted by the Board of Directors of the Company (the “Board”), the Pricing Committee of the Board and the Boards of Directors of the Guarantors relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

(ix)                                the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1, filed as an exhibit to the Registration Statement;

(x)                                   the forms of the Guarantees; and

(xi)                                the form of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Our opinion set forth herein is limited to the Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes and related Guarantees (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) each Guarantee will constitute a valid and binding obligation of the Guarantor that is a party thereto, enforceable against the Guarantor in accordance with its terms, except with respect to clauses (i) and (ii) to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by each of the Guarantors of the Indenture and the Guarantees and the performance by the Company and each of the Guarantors of its respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or its properties is subject, except we do not make this assumption for those agreements and instruments which have been identified to us by the Company and the Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP